Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

INTERNATIONAL RECTIFIER CORPORATION

(A DELAWARE CORPORATION)

AMENDED AND RESTATED BYLAWS

OF

INTERNATIONAL RECTIFIER CORPORATION

(A DELAWARE CORPORATION)

ARTICLE 1.  OFFICES.

SECTION 1.  PRINCIPAL EXECUTIVE OFFICE.  The principal executive office of the Corporation shall be fixed and located at 101 North Sepulveda Blvd., El Segundo, County of Los Angeles, State of California 90245.  The Board of Directors of the Corporation (the “Board”) is granted full power and authority to change said principal executive office from one location to another within or without the State of California.  Any such change shall be noted in the Bylaws of the Corporation opposite this Section 1 or this Section 1 may be amended to state the new location.

SECTION 2.  OTHER OFFICES.  Branch or subordinate offices may be established at any time by the Board at any place or places.

ARTICLE II.  STOCKHOLDERS.

SECTION 1.  PLACE OF MEETINGS.  Meetings of stockholders shall be held either at the principal executive office of the Corporation or at any other place, if any, within or without the State of Delaware which may be designated by the Board.

SECTION 2.  ANNUAL MEETINGS.  The annual meetings of stockholders shall be held (i) on the second Monday in November of each year at 9:00 a.m. (if not a legal holiday) and if a legal holiday, then on the next Friday thereafter ensuing which is a full business day; or (ii) on such date and at such time as may be fixed by the Board.  At such meetings, directors shall be elected and any other proper business may be transacted.

SECTION 3.  SPECIAL MEETINGS.  Special meetings of the stockholders may be called at any time by a majority of the entire Board, the Chairman of the Board, the Chief Executive Officer or the President.  Special meetings may not be called by any other person or persons.  Upon request in writing to the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Corporate Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.  Business transacted at any special meeting shall be limited to the purposes stated in the notice.

SECTION 4.  NOTICE OF ANNUAL OR SPECIAL MEETING.  Except as otherwise required by law, notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.

Notice of a stockholders’ meeting shall be given either personally or by mail or by means of electronic transmission, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice.  Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.  Notice by electronic transmission shall be given in accordance with applicable law.

SECTION 5.  NOTICE OF BUSINESS.  At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board, (b) in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or (c) by a stockholder of record entitled to vote at such meeting who was a stockholder of record of the Corporation at the time the notice provided for in this Section 5 is delivered to the Corporate Secretary and complies with the notice procedures set forth in this Section 5.  For business to be properly brought before an annual meeting by such a stockholder, the stockholder shall have given timely notice thereof in writing to the Corporate Secretary. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than fifty (50) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the 60th day prior to the date of such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than seventy (70) days prior to the date of such annual meeting, the close of business on the 10th day following the day on which such public announcement was made or such notice of the date of such meeting is mailed, whichever first occurs.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as set forth above.  Such stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (w) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend the bylaws (the “Bylaws”) of the Corporation, the language of the proposed amendment, (x) the name and address of the stockholder proposing such business and each beneficial owner on whose behalf the proposal is made, (y) the class and number of shares of stock of the Corporation which are owned beneficially by each such beneficial owner, and (z) any other information relating to such stockholder and each such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal in opposition to the Company pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  If notice has not been given pursuant to this Section 5, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting.  The foregoing provisions of this Section 5 do not relieve any stockholder of any obligation to comply with all applicable requirements of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder.

SECTION 6.  NOTICE OF BOARD CANDIDATE.  At any meeting of stockholders, a person may be a candidate for election to the Board only if such person is nominated (a) by or at the direction of the Board, (b) by any nominating committee or person appointed by the Board or (c) by a stockholder of record entitled to vote at such meeting who was a stockholder of record of the Corporation at the time the notice provided for in this Section 6 is delivered to the Corporate Secretary, and complies with the notice procedures set forth in this Section 6.  To properly nominate a candidate, a stockholder shall give timely notice of such nomination in writing to the Corporate Secretary.  To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than fifty (50) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the 60th day prior to the date of such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than seventy (70) days prior to the date of such annual meeting, the close of business on the 10th day following the day on which such public announcement was made or such notice of the date of such meeting is mailed, whichever first occurs.  In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as set forth above.  Such stockholder’s notice to the Corporate Secretary shall set forth (y) as to each person whom the stockholder proposes to nominate (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and (z) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and each such beneficial owner, (ii) the class and number of shares of stock of the Corporation which are owned beneficially by each such beneficial owner and (iii) any other information relating to such stockholder and each such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  The Corporation may require such other information to be furnished respecting any proposed nominee as may be reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director at any meeting unless nominated in accordance with this Section 6.

SECTION 7.  QUORUM AND ADJOURNMENT.  The holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders except as otherwise provided by applicable law or by the certificate of incorporation (the “Certificate of Incorporation”); PROVIDED, HOWEVER, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority in voting power of the shares of stock required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

SECTION 8.  VOTING.  At each meeting of the stockholders at which directors are to be elected, when a quorum is present at such meeting, directors shall be elected by a plurality of the votes cast by the holders of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, when a quorum is present at any meeting, the vote of the holders of a majority in voting power of the capital stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, the Certificate of Incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be by voice vote or by written ballot; PROVIDED, HOWEVER, that the Board may, in its discretion, require a written ballot for any vote.

Unless otherwise provided in or pursuant to the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

SECTION 9.  RECORD DATE.

(a)                                              In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)                                               In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)                                               Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 10.  PROXIES.  Every person entitled to vote shares of stock of the Corporation has the right to do so either in person or by one or more persons authorized by a proxy, in any form which constitutes a valid means of authorization under the Delaware General Corporation Law, which proxy shall be filed with the Corporate Secretary.  Any proxy duly authorized shall continue in full force and effect until revoked by the person authorizing it prior to the vote pursuant thereto by a writing delivered to the Corporation stating that the proxy is revoked, by the authorization of a subsequent proxy or by attendance at the meeting; PROVIDED, HOWEVER, that no proxy shall be valid after expiration of three (3) years from the date of its execution unless otherwise provided in the proxy.

SECTION 11.  INSPECTORS OF ELECTION.  The Board shall appoint one or more inspectors of election for any meeting of stockholders.  The inspectors shall, in accordance with the provisions of the Delaware General Corporation Law, (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination by the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. No person who is a candidate for an office at an election may serve as an inspector of such election.

SECTION 12.  STOCKHOLDER LISTS.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principle place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely be means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

SECTION 13.  VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though passed at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if either before or after the meeting each of the persons entitled to vote who was not present in person or by proxy gives a waiver of notice. Attendance of a stockholder at an annual or special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE III.  DIRECTORS.

SECTION 1.  POWERS.  Subject to the limitations imposed by the Certificate of Incorporation or the Delaware General Corporation Law, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to management or other persons provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in the Bylaws:

(a) To select and remove all the officers, agents and employees of the Corporation, to prescribe the powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the Bylaws and to fix their compensation.

(b) To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law or with the Certificate of Incorporation or the Bylaws, as they may deem best.

(c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and such certificates from time to time as in their judgment they may deem best.

(d) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful.

(e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

SECTION 2.  NUMBER, ELECTION AND TERM OF DIRECTORS.

(a)                                     The number of directors which shall constitute the Board shall be ten (10) until changed by an amendment duly adopted by the Board amending this Section 2.

(b)                                     The Board alone shall have the right, in its sole discretion, to increase or decrease the number of directors constituting the Board at any time, and, prior to the 2012 annual meeting of stockholders (the “2012 Annual Meeting”), shall be authorized to classify any director or directors so added to the Board into any class of directors as it sees fit, provided that (x) the Board shall not be entitled to increase the number of directors constituting the entire board by more than one in any twelve month period ending prior to the election of directors at the 2012 Annual Meeting without the affirmative vote of at least two-thirds of all of the issued and outstanding capital stock of the Corporation or at least two-thirds of the directors of each class of directors and (y) the Board shall not be entitled to increase the number of directors constituting the entire board by more than one in any twelve month period ending as of or after the election of directors at the 2012 Annual Meeting without the affirmative vote of at least two-thirds of all of the issued and outstanding capital stock of the Corporation or at least two-thirds of all directors.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of the decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

(c)                                      Each director elected or appointed prior to the election of directors at the 2012 Annual Meeting shall hold office until the next election of the class to which such director shall have been assigned and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.  Commencing with the election of directors at the 2012 Annual Meeting, the Board shall cease to be classified as provided for in Section 141(d) of the Delaware General Corporation Law (“Section 141(d)”), and all directors shall stand for election by the stockholders annually.  Each director elected at the 2012 Annual Meeting and each director appointed or elected at any annual meeting of stockholders thereafter shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(d)                                     Prior to the election of directors at the 2010 annual meeting of stockholders (the “2010 Annual Meeting”) the Board shall be divided into three classes of directors in accordance with Section 141(d) (such classes, “Class I”, “Class II” and “Class III”, respectively), with the directors in Class I having a term that expires at the 2010 Annual Meeting, the directors in Class II having a term that expires at the 2011 annual meeting of stockholders (the “2011 Annual Meeting”), and the directors in Class III having a term that expires at the 2012 Annual Meeting.

(e)                                      Commencing with the election of directors at the 2010 Annual Meeting, pursuant to Section 141(d), the Board shall be divided into two classes of directors (such classes, “Class A” and “Class B”, respectively), with the directors in Class A having a term that expires at the 2011 Annual Meeting and the directors in Class B having a term that expires at the 2012 Annual Meeting.  The persons elected by the stockholders at the 2010 Annual Meeting as the successors of the directors who, immediately prior to the election of directors at the 2010 Annual Meeting, were members of Class I shall be elected to Class B; the directors who, immediately prior to the election of directors at the 2010 Annual Meeting, were members of Class II shall be assigned by the Board to Class A; and the directors who, immediately prior to the election of directors at the 2010 Annual Meeting, were members of Class III shall be assigned by the Board to Class B.  Notwithstanding the foregoing provisions of this subsection (e), the Board is authorized, but not required, to assign a director or directors already in office to Class A or Class B at the time such classification becomes effective to apportion as nearly equal as possible the number of directors in each such class.

(f)                                       Commencing with the election of directors at the 2011 Annual Meeting, pursuant to Section 141(d), the Board shall be divided into one class of directors (such class, the “2012 Class”), with the directors in the 2012 Class having a term that expires at the 2012 Annual Meeting. The persons elected by the stockholders at the 2011 Annual Meeting as the successors of the directors who, immediately prior to the election of directors at the 2011 Annual Meeting, were members of Class A shall be elected to the 2012 Class, and the directors who, immediately prior to the election of directors at the 2011 Annual Meeting, were members of Class B shall be assigned by the Board to the 2012 Class.

(g)                                      Subject to the rights of the holders of shares of any series of Preferred Stock, until immediately prior to the election of directors at the 2012 Annual Meeting, a director may be removed, only for cause, by the holders of a majority of shares entitled to vote at an election of directors.

(h)                                     Subject to the rights of the holders of shares of any series of Preferred Stock, (x) stockholders shall not be permitted to act by written consent in lieu of a meeting to remove directors without cause, and (y) no special meeting of the stockholders may be called by or on behalf of stockholders for a purpose of voting to remove directors without cause.

SECTION 3.  [INTENTIONALLY OMITTED.]

SECTION 4.  VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Corporate Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.  Prior to the 2012 Annual Meeting, a director serving in one class may be chosen to fill a vacancy or a new directorship in another class.  Any director so chosen, including a sitting director who, prior to the 2012 Annual Meeting, is chosen to fill a vacancy or newly created directorship in another class, shall hold office until the next election of that class or, from and after the 2012 Annual Meeting, until the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

If at any time by reason of death or resignation or other cause, the Corporation shall have no directors in office, then any officer or any stockholder, or an executor, administrator, trustee or guardian of the stockholder or other fiduciary entrusted with like responsibility for the person or estate or a stockholder may call a special meeting of stockholders in accordance with the provisions of the Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

SECTION 5.  PLACE OF MEETING.  Regular or special meetings of the Board shall be held at such place, if any, designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.

SECTION 6.  ANNUAL ORGANIZATIONAL MEETING.  After each annual election of directors, the newly elected Board shall meet for the election of officers and the transaction of other business, at such place as the annual meeting of the stockholders has been held, promptly following the conclusion of such annual meeting of the stockholders.  No notice to the duly elected directors of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

SECTION 7.  REGULAR MEETINGS.  Regular meetings of the Board shall be held without call at such dates, times and places, if any, as the Board may establish from time to time.  Call and notice of all regular meetings of the Board are hereby dispensed with.

SECTION 8.  SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Corporate Secretary or by any two (2) directors.

Special meetings of the Board shall be held upon forty-eight (48) hours’ written notice or twenty-four (24) hours’ notice given personally or by telephone, telecopier or other means of electronic transmission.  If delivered personally or by mail, any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid.  Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means, to the recipient.  Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

SECTION 9.  QUORUM.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole Board.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Certificate of Incorporation.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

SECTION 10.  PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another.

SECTION 11.  WAIVER OF NOTICE.  The transactions of any meeting of the Board, however called and noticed, and wherever held, are as valid as though a meeting had been duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present gives a waiver of notice.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 12.  ADJOURNMENT.  A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place, if any.  Notice of the time and place, if any, of holding an adjourned meeting need not be given to absent directors if the time and place, if any, be fixed at the meeting adjourned.  If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place, if any, shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

SECTION 13.  FEES AND COMPENSATION.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

SECTION 14.  ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board or committee thereof may be taken without a meeting if all members of the Board or committee consent in writing or by electronic transmission to such action.  Such consent or consents shall have the same effect as a unanimous vote of the Board or committee and the writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

SECTION 15.  COMMITTEES.  The Board may appoint one (1) or more committees, each consisting of one (1) or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(i)             the approval of any action for which the Delaware General Corporation Law also requires stockholders’ approval or approval of the outstanding shares, including but not limited to amending the Certificate of Incorporation (except as otherwise permitted by the Delaware General Corporation Law with respect to shares of stock) and adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law;

(ii)            The recommending to the Corporation’s stockholders of the sale, lease or exchange of all or substantially all of the Corporation’s property and assets or a dissolution of the Corporation or a revocation of a dissolution;

(iii)           The filling of vacancies on the Board or on any committee;

(iv)           The fixing of compensation of the directors for serving on the Board or on any committee;

(v)            The amendment or repeal of Bylaws or the adoption of new Bylaws;

(vi)           The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; or

(vii)          The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the whole Board and may be designated an Executive Committee or by such other name as the Board shall specify.  The Board shall have the power to prescribe the manner in which the proceedings of any such committee shall be conducted.  In the absence of any such prescription such committee shall have the power to prescribe the manner in which its proceedings shall be conducted.  Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board.  Minutes shall be kept of each meeting of each committee.

SECTION 16.  RIGHTS OF INSPECTION.  Every director shall have the absolute right at any reasonable time to inspect and copy all the books, records and documents of every kind and to inspect physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

SECTION 17.  REMOVAL.  Until immediately prior to the 2012 Annual Meeting, a director may be removed, only for cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV.  OFFICERS.

SECTION 1.  OFFICERS.  The officers of the Corporation shall be a Chairman of the Board or a President or both, a Chief Executive Officer, a Corporate Secretary, and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

SECTION 2.  ELECTION.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

SECTION 3.  APPOINTMENT OF OFFICERS.  The Chief Executive Officer may appoint such divisional officers as the Chief Executive Officer deems expedient.  Each of these officers shall hold his or her title for such period, and shall have such authority and perform such duties as the Board or the Chief Executive Officer or the President of the respective division may determine.

SECTION 4.  REMOVAL AND RESIGNATION.  Any officer may be removed, with or without cause, by the Board at any time and, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular election or appointment to such office.

SECTION 6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if present, shall preside at all meetings of the stockholders and at all meetings of the Board. The Chairman of the Board shall have the general powers usually vested in the office of chairman of the board and such other powers and duties as may be prescribed by the Board.

SECTION 7.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the Corporation.  The Chief Executive Officer shall have the general powers and duties of management usually vested in the offices of general manager and chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board. The Board shall have the power to appoint more than one person as Chief Executive Officer.

SECTION 8.  PRESIDENT.  The President shall have the general powers and duties of management usually vested in the offices of president of a corporation and such other powers and duties as may be prescribed by the Board.

SECTION 9.  VICE PRESIDENTS.  In the absence or disability of the President or the Chief Executive Officer, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, the Vice President designed by the Board, shall perform all duties of the President or the Chief Executive Officer, as the case may be and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President or the Chief Executive Officer, as the case may be. The Vice President or Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

SECTION 10.  CORPORATE SECRETARY.  The Corporate Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, and the number of shares present or represented at stockholders meetings, and the proceedings thereof. The Corporate Secretary shall keep, or cause to be kept, a copy of the Bylaws at the principal executive office or business office.

The Corporate Secretary shall keep, or cause to be kept, at the principal executive office a share register, or a duplicate share register, showing the name of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same (if applicable), and the number and date of cancellation of every certificate surrendered for cancellation.

The Corporate Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and of any committees thereof required by the Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 11.  ASSISTANT SECRETARIES.  The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Corporate Secretary, or at his or her request, perform his or her duties and exercise his or her powers and authority, and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

SECTION 12.  CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or the Bylaws required to be sent to them.  The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chairman of the Board, the Chief Executive Officer, the President or any of the directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such powers and duties usually vested in the offices of chief financial officer and chief accounting officer and such other powers and duties as may be prescribed by the Board.

SECTION 13.  ASSISTANT FINANCIAL OFFICERS.  The Assistant Financial Officer or Assistant Financial Officers, if any, shall, in the absence or disability of the Chief Financial Officer, or at his or her request, perform his or her duties and exercise his or her powers and authority, and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V.  STOCK.

SECTION 1.  FORM OF STOCK CERTIFICATE.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preference and/or rights shall be set forth in full or summarized on the face or back of the certificate, if such shares are represented by a certificate, that the Corporation shall issue to represent such class or series of stock, provided that if such shares are uncertificated shares the Corporation shall deliver a notice setting forth the the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preference and/or rights in accordance with applicable law. Except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate, if such shares are represented by a certificate, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.  TRANSFERS OF STOCK.  Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 3.  LOST, STOLEN OR DESTROYED CERTIFICATES.  The Board may direct a new certificate or certificates or uncertificated shares be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

SECTION 4.  REGISTERED STOCKHOLDERS.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

ARTICLE VI.  OTHER PROVISIONS.

SECTION 1.  ENDORSEMENT OF DOCUMENTS; CONTRACTS.  Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the Chief Executive Officer, the President or any Vice President and the Corporate Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officers of the Corporation shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

SECTION 2.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, Corporate Secretary or any other officer or officers authorized by the Board or the Chairman of the Board are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation.  The authority herein granted may be exercised either by any such officer or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

SECTION 3.  SEAL.  It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation with the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

SECTION 4.  FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

SECTION 5.  DIVIDENDS.  Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 6.  CHECKS.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

SECTION 7.  RIGHTS AND OPTION FOR PURCHASING STOCK.  Subject to any provisions in the Certificate of Incorporation, the Corporation may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board.

The terms upon which, including the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the Corporation, upon the exercise of any such right or option, shall be such as shall be stated in the Certificate of Incorporation, or in a resolution adopted by the Board providing for the creation and issue of such rights or options, and, in every case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for issuance of such rights or options and the sufficiency thereof shall be conclusive.

In case the shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be shares having a par value, the price or prices so to be received therefor shall not be less than the par value thereof.  In case the shares of stock so to be issued shall be shares of stock without par value, the consideration therefor shall be determined in the manner provided in Section 153 of the Delaware General Corporation Law as now set forth or as hereafter amended.

SECTION 8.  DEFINITIONS.  Unless the context otherwise requires, the masculine gender includes the feminine and neuter, the singular number includes the plural, and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VII.  INDEMNIFICATION.

SECTION 1.  RIGHT TO INDEMNIFICATION.  Each person who was or is a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in Section 2 of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board.  The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the Delaware General

Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.  The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2.  RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section 1 of this Article VII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed.  Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

SECTION 3.  NON-EXCLUSIVITY OF RIGHTS.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.  INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

SECTION 5.  EXPENSES AS A WITNESS.  To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 6.  INDEMNITY AGREEMENTS.  The Corporation may enter into indemnity agreements with the persons who are members of the Board from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the full extent contemplated by this Article VII.

SECTION 7.  EFFECT OF AMENDMENT.  Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or other officer of the Corporation existing at the time of the amendment, repeal or modification.

ARTICLE VIII.  EMERGENCY PROVISIONS.

SECTION 1.  GENERAL.  The provisions of this Article VIII shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the Corporation to conduct its business without recourse to the provisions of this Article VIII. Said provisions in such event shall override all other Bylaws in conflict with any provisions of this Article VIII, and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; PROVIDED, HOWEVER, that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article VIII.

SECTION 2.  UNAVAILABLE DIRECTORS.  All directors of the Corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

SECTION 3.  AUTHORIZED NUMBER OF DIRECTORS.  The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article VIII, or the minimum number required by law, whichever number is greater.

SECTION 4.  QUORUM.  The number of directors necessary to constitute a quorum shall be one-third (1/3) of the authorized number of directors as specified in the foregoing Section 3, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the bylaws of a corporation to specify.

SECTION 5.  CREATION OF EMERGENCY COMMITTEE.  In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article VIII is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be delegated to an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities as may by law or lawful decrees be conferred on any person or body of persons during a period of emergency.

SECTION 6.  CONSTITUTION OF EMERGENCY COMMITTEE.  The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article VIII, provided that such remaining directors are not less than three (3) in number. In the event such remaining directors are less than three (3) in number, the emergency committee shall consist of three (3) persons, who shall be the remaining director or directors and either one (1) or two (2) officers or employees of the Corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three (3) most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In event that there are no remaining directors and no officers or employees of the Corporation available, the emergency committee shall consist of three (3) persons designated in writing by the stockholder owning the largest number of shares of record as of the date of the last record date.

ARTICLE IX.  AMENDMENTS.

SECTION 1.  AMENDMENTS. Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, the Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote at any annual or special meeting of stockholders, or (b) by the affirmative vote of the majority of the Board at any regular or special meeting; provided that the notice of such meeting of stockholders or directors, whether regular or special, shall specify as one of the purposes thereof the making of such amendment or repeal, and provided further that any amendment of the Bylaws made by the Board may be further amended or repealed by the stockholders.

ARTICLE X.  FORUM FOR ADJUDICATION OF DISPUTES

SECTION 1.  FORUM SELECTION.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to the Delaware General Corporation Law or the Corporation’s certificate of incorporation or Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine of the State of Delaware shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.